Exhibit 23.1

                        INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (file No. 333-41164) of Fifth Third Bancorp on Form S-3 of our report dated January 14, 2000, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


Cincinnati, Ohio

August 21, 2000